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                                                                    EXHIBIT 22.1


ReSound-Viennatone
Hortechnologie AG
Austria

ReSound-Viennatone SARL
France

ReSound-Viennatone
Hortechnologie AG & Co. OHG
Germany

ReSound GmbH
Hortechnologie
Germany

ReSound Deutschland GmbH
Germany

ReSound Ireland Limited
Ireland

ReSound Holdings Limited
Ireland

ReSound Ireland Sales Limited
Ireland

ReSound BV
Netherlands

ReSound AB
Sweden

ReSound-Viennatone Ltd.
United Kingdom

ReSound Pty Ltd.
Australia

ReSound Ltd.
Hong Kong

ReSound Asia, Limited
British Virgin Islands

ReSound AUTAC GmbH
Switzerland